UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2026

LIBERTY LIVE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43015	33-2910829
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Live Group Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Group Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2026, Liberty Live Holdings, Inc. (the “Company”) closed the previously disclosed privately negotiated exchanges of its outstanding 2.375% Exchangeable Senior Debentures due 2053 (the “Old Debentures”) for its newly issued 2.375% Exchangeable Senior Debentures due 2053 (the “New Debentures”) with certain holders of the Old Debentures (the “Settlement”). In connection with the Settlement, approximately $1,116 million aggregate principal amount of New Debentures were issued in exchange for approximately $1,116 million aggregate principal amount of Old Debentures, resulting in the subsequent cancellation of such Old Debentures. As of March 20, 2026, approximately $34 million aggregate principal amount of Old Debentures remain outstanding.

In connection with the issuance of the New Debentures, on March 20, 2026, the Company entered into an indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee. The New Debentures bear interest at a rate of 2.375% per annum and will mature on September 30, 2053. Interest on the New Debentures will accrue from December 31, 2025, and will be payable quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2026. The New Debentures are unsecured senior obligations of the Company. Subject to certain terms and conditions, upon an exchange of New Debentures, the Company will deliver cash having a value equal to the value of the shares of Live Nation Entertainment, Inc. (“Live Nation”) common stock attributable to such New Debentures. Initially, 9.5320 shares of Live Nation common stock are attributable to each $1,000 original principal amount of New Debentures, representing an initial exchange price of approximately $104.91 for each share of Live Nation common stock. A total of approximately 10.5 million shares of Live Nation common stock are initially attributable to the New Debentures. The New Debentures may be redeemed by the Company, in whole or in part, on or after September 30, 2032. Holders of the New Debentures also have the right to require the Company to purchase their New Debentures on September 30, 2032. The redemption and purchase price will generally equal 100% of the adjusted principal amount of the New Debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution.

The foregoing descriptions of the Indenture and the New Debentures are qualified in their entirety by reference to the full text of the Indenture and the New Debentures, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of March 20, 2026, between Liberty Live Holdings, Inc., as Issuer, and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of 2.375% Exchangeable Senior Debenture due 2053 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2026

LIBERTY LIVE HOLDINGS, INC.

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President and Assistant Secretary